                                                                    EXHIBIT 10.3

                       PROGRAM ADMINISTRATOR'S AGREEMENT


AGREEMENT between HealthExtras, LLC at 2275 Research Boulevard, Rockville, Maryland ("Administrator"), and Reliance National Insurance Company ("Reliance National"), a division of Reliance Insurance Company, on behalf of the following insurance companies:


                          Reliance Insurance Company

                      Reliance National Insurance Company

with offices located at:

                                77 Water Street
                            New York City, New York
                    (all referred to as Reliance National)


Whereas, Administrator has developed a unique program of insurance benefits and medical benefits ("Program") and such Program may be marketed to [
]* ("Target Market");

Whereas, Administrator has an exclusive contract with Christopher Reeve, via the William Morris Agency to represent Administrator in the promotion and marketing of Program;

Whereas, the Parties contemplate a [                                         ]*
based upon the Benefits available; and

Whereas, Reliance National desires to underwrite the insurance benefits ("Benefits") of the Program, file the underlying Benefit insurance policies in all fifty (50) United States, use best efforts to obtain state approvals, and provide marketing and sales expertise.

Administrator and Reliance National agree as follows:

ARTICLE I.     Term of Agreement

     This Agreement begins on March 1, 1998 and shall continue until February 28, 2002 unless terminated under the provisions of Article XI.


*Removed pursuant to a confidentiality request.

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ARTICLE II.    Appointment of Administrator; Lines of Authority

     Reliance National appoints Administrator for Reliance National for the Program as follows:

     A.   Lines of Authority  Administrator's appointment and authority extends
          ------------------
     to the classes of business, policies of insurance, including all endorsements, (the "Policies"); and lines and limits of insurance described in Exhibit A attached to this Agreement (the "Business").

     B.   Territory  Administrator's appointment and authority extends to risks
          ---------
     principally located in the following territory:

          The United States and its territories.

     C.   Restrictions  Administrator's appointment and authority is subject to
          ------------
     any restrictions set forth in Exhibit A.

     D.   Reinsurance Availability   Administrator's appointment and authority
          ------------------------
     for Business written under this Agreement is subject to the following:

          1. Reliance National is able to obtain and maintain in force at all times reinsurance satisfactory to Reliance National for the Business.

          2. Obtaining reinsurance is the sole responsibility of Reliance National. Reliance National will notify Administrator that it has obtained satisfactory reinsurance for all or some of the Business. Reliance National will give Administrator notice that Administrator may offer those classes of business, policies, and lines and limits of insurance for which reinsurance has been obtained in the national roll-out of the Program.

          3. If reinsurance is terminated or no longer in full force and effect for all or any part of the Business, Administrator's authority for the Business affected shall be suspended, or limited immediately upon notice to Administrator from Reliance National, until further notice.

     5.   Right of First Refusal for New Products  Administrator shall give
          ---------------------------------------
     Reliance National the right to accept any and all Business. Administrator shall give Reliance National the first right of refusal to develop additional insurance programs. Reliance National agrees to respond in
     writing within [    ]* as to the acceptability to Reliance National of
     any such insurance programs presented in writing to Reliance National.

     F.   Program Manager  Reliance National and Administrator designate the
          ---------------
     Sklover Group, Inc. as the Program Manager for all Business written under this Agreement. Reliance National and Administrator may mutually agree to replace the Sklover

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     Group as Program Manager at any time by giving notice to the Sklover Group.

ARTICLE III.   Administrator's Duties and Responsibilities

     Administrator will faithfully perform all of its duties to the best of its professional knowledge, skill and judgement. The Administrator's duties include the following:

     [                                                                ]*
     [                                                                ]*
     [                                                                ]*.

Article IV. Insurance Policy Filings and Reliance National's Duties and Responsibilities

     Reliance National shall file the underlying Benefit insurance policies in all fifty (50) United States and Reliance National shall use best efforts to obtain Benefit approval from state insurance departments. In using their best efforts, [
                                                                             ]*.

ARTICLE V.     Claims Settlement

     Administrator has no authority to adjust, compromise, settle or pay any claim made on the Policies written or bound under this Agreement. Administrator shall:

     [                                                                ]*
     [                                                                ]*
     [                                                                ]*.


ARTICLE VI.    Advertising

     Administrator will not refer to Reliance National or the Business covered by this Agreement in any advertisement, letter, circular, pamphlet or other publication or statement without the prior consent of Reliance National.

     [                                                                ]*

Article VII.   Representation With Respect to Policies

     Administrator will not make nor allow any other person to make any representation to applicants, insureds, policyholders or claimants as to the existence or extent of coverage either available from Reliance National or under a Policy that is not consistent with the terms and conditions of coverages available from Reliance National or of a Policy. Administrator shall establish procedures to ensure that Administrator and Administrator's employees will make known to any applicant, insured or policyholder the full scope and effect of all exclusions and

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limitations upon or under coverage provided under the Policy.

ARTICLE VIII.  Insurance of Administrator

     Administrator shall require the Program Manager, call center and claims administrator to each maintain for as long as this Agreement remains in force and on forms with insurers and on forms acceptable to Reliance National:

     [                                                                ]*
     [                                                                ]*
     [                                                                ]*.

     Reliance National may require certificates of insurance or other evidence that the insurance required by this Article is and remains in force.

ARTICLE IX.    Indemnification

     A. Administrator shall be responsible to Reliance National and shall indemnify, save, defend and hold Reliance National, including its affiliates, and all officers, directors and employees harmless against any and all claims, suits, hearings, actions, damages of any kind, liability, fines, penalties, loss or expense, including attorney's fees caused by or resulting from any allegation of any direct misconduct, error, omission or other act; or breach of this Agreement by Administrator, or Administrator's employees, or representatives, unless the conduct giving rise to the allegation was performed at the specific direction of Reliance National and provided Reliance National has not contributed to or compounded the act alleged.

     B. Reliance National shall be responsible to Administrator and shall indemnify, save, defend and hold Administrator harmless against any and all claims, suits, hearings, actions, damages of any kind, liability, fines, penalties, loss or expense, including attorney's fees caused by or resulting from any allegation of an direct misconduct, error, omission, or other act by Reliance National, provided Administrator has not contributed to or compounded the act alleged.

ARTICLE X.     Suspension of Administrator's Authority

     Reliance National may, by immediate notice to Administrator, suspend any part or all of Administrator's authority under this Agreement for such time as Reliance National may deem necessary to protect its interests or reputation if any of the following occur:

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     A.   Loss of Reinsurance  In accordance with Article II.D.3; or
          -------------------

     B.   Administrative Action  An administrative accusation of violation of
          ---------------------
     insurance law or regulation against Administrator or any of Administrator's executive officers by an insurance regulatory agency; or

     C.   Grounds for Immediate Termination  For any reason that would permit
          ---------------------------------
     termination of Administrator under this Agreement under Article XI.A.1; or

     D.   Default  The failure of Administrator to perform its duties and
          -------
     responsibilities under this Agreement including

     [                                                                ]*
     [                                                                ]*.


     E.   Termination by Administrator   If the Administrator gives notice of
          ----------------------------
     termination under Article XI; or

     F.   Dispute Over Termination In the event of a dispute over the reason for
          ------------------------
     termination of the Agreement.

ARTICLE XI.    Termination of Agreement

     A.   Reliance National may terminate this Agreement as follows:

          1.   Immediately upon notice to Administrator in the event of:

               a.   Suspension or Revocation  An order of suspension or
                    ------------------------
               revocation of Administrator's authority to do business; or

               b.   Misapplication of Funds A misapplication, misdirection or
                    -----------------------
               misappropriation by Administrator of funds or property of Reliance National or funds received for it or Program Members by Administrator, or in the event of failure by Administrator to remit to Reliance National or the Program Members, funds due promptly after written demand therefore by Reliance National; or

               c.   Violation of Law A charge brought against Administrator or
                    ----------------
               any of Administrator's executive officers of violation of the insurance laws or regulations of any jurisdiction, or of any law constituting a felony in the jurisdiction in which committed, or of any law whose violation reflects adversely upon the honesty or integrity of Administrator or any of Administrator's executive officers whether or not classified as a felony; or

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               d.   Insolvency  The Administrator shall become insolvent or
                    ----------
               make a general assignment for the benefit of creditors; if a petition is filed for bankruptcy or other law providing for its reorganization, dissolution or liquidation; or a trustee or receiver is appointed for the Administrator, its assets or a substantial part thereof.

          2.   Upon Thirty (30) days notice to Administrator in the event of:

                    [                                                      ]*
                    [                                                      ]*.

                    b.   Adverse Legislation   Enactment of legislation which in
                         -------------------
                    the opinion of Reliance National would adversely affect Reliance National's rights under this Agreement or liabilities under the Policies; or

                    c.   Conflict with Law As provided for in Article XV.B;or
                         -----------------

                    d.   Default  The failure of Administrator to perform its
                         -------
                    duties and responsibilities under this Agreement including

                    [                                                      ]*
                    [                                                      ]*.

          3. Upon 365 days notice to Administrator for any reason after such reason(s)have been communicated to Administrator in writing and a reasonable period allowed to cure any deficiencies enumerated in such written communication. Cure shall be subject to the approval of Reliance National, which shall not be unreasonably withheld. Such reasons shall not be arbitrary or frivolous.

     2.   Administrator may terminate this Agreement as follows:

          1. Upon 365 days notice to Reliance National for any reason after such reason(s) have been communicated to Reliance National in writing and a reasonable period allowed to cure any deficiencies enumerated in such written communication. Cure shall be subject to the approval of Administrator, which shall not be unreasonably withheld. Such reasons shall not be arbitrary or frivolous; or

          2. Upon 30 days notice to Reliance National in the event Reliance National suspends any or all of Administrator's

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             authority in accordance with Article X.

          3. In the event Administrator terminates this Agreement [
                                                                       ]*.


ARTICLE XII.  Continuing Duties of Administrator after Termination
     [                                                           ]*
     [                                                           ]*
     [                                                           ]*.

ARTICLE XIII.  Offset

     All amounts due Administrator or Reliance National under this or any other agreement between the parties shall be subject to the right of offset.


ARTICLE XIV    Arbitration

     A.  Submission to Arbitration As a condition precedent to any right of
         -------------------------
     action hereunder, any dispute arising out of this Agreement, including its formation of validity, during or after termination of this Agreement, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire meeting in New York unless otherwise mutually agreed.

     B.  Notice The notice requesting arbitration shall state in particulars all
         ------
     principal issues to be resolved and shall set a date for the hearing, which date shall be no sooner than 120 days and no later that 150 days from the date that the notice requesting arbitration is mailed. The other party may submit additional issues for resolution by giving notice to the party requesting arbitration within 10 days of receipt of the notice of arbitration.

     C.  Arbitration Board Membership The members of the board of arbitration
         ----------------------------
     shall be disinterested, impartial, active or retired officials within the insurance industry, with insurance experience. Each party shall appoint its own arbitrator and the two arbitrators shall choose a third arbitrator as umpire before the date set for the hearing. If a party fails to appoint its arbitrator within 30 days after having either received or given the notice requesting arbitration, the other shall appoint the second arbitrator. If the two arbitrators fail to appoint the umpire within 30 days after their appointments, either party may apply to the United States District Court for the Southern District of New York to appoint an umpire possessing the qualifications set forth above. The umpire shall promptly notify all parties to the

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     arbitration of his selection.

     D.  Submission of Briefs The parties shall submit their initial briefs
         --------------------
     within 20 days from appointment of the umpire. Each may submit reply briefs within 10 days after filing the initial briefs.

     E.  Arbitration Award The board shall make an award of compensatory
         -----------------
     monetary damages, but not of punitive or exemplary damages. The award shall be made with due regard to the custom and usage of the insurance business and shall be in writing stating the factual and legal basis for the award. The award shall be based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the board, either party may submit a post-hearing brief for consideration of the board within 20 days of the close of the hearing. The board shall make its award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is longer, unless the parties consent to an extension. A decision by the majority of the members of the board shall become the award of the board and shall be final and binding upon all parties to the proceeding. Either party may apply to the United States District Court for the Southern District of New York or to a State Court of competent jurisdiction for an order confirming the award; a judgement of such Court shall thereupon be entered on the award. If such an order is issued, the attorneys, fees of the party so applying and court costs will be paid by the party against whom confirmation is sought.

     F.  Arbitration Expense Each party shall bear the expense of its own
         -------------------
     arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

     G.  Survival This Article shall survive the termination of this Agreement.
         --------

                                       8
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 ARTICLE XV.     Other Terms and Conditions

     A.  Waiver The failure of Reliance National or Administrator to insist on
         ------
     strict compliance with this Agreement, or to exercise any right or remedy shall not constitute a waiver of any rights provided under this Agreement, nor stop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a remedy in the future.

     B.  Conflict with Law  If any provision of this Agreement should be
         -----------------
     declared invalid by a court of general jurisdiction and superseded by specific law or regulation, such law or regulation shall control to the extent of such conflict without affecting the remaining provisions of this Agreement. However, if either party believes that the voiding of any provision hereof materially affects the whole Agreement or the relationship of the parties under this Agreement, that party by notice may terminate this Agreement by giving thirty (30) days notice to the other.

     C.  Assignment  Neither this Agreement nor any rights or obligations under
         ----------
     this Agreement may be assigned or delegated by Administrator without the prior written consent of Reliance National except for assignments among related parties of the Administrator.

     D.  Authority of Reliance National   Reliance National is authorized by the
         ------------------------------
     Companies listed above to act on their behalf in all matters in connection with this Agreement and the Business.

     E.  Headings   The headings preceding the text of the articles and
         --------
     paragraphs of this Agreement are intended and inserted solely for the convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

     F.  Governing Law   This Agreement shall be governed as to performance,
         -------------
     administration and interpretation by the laws of the State of New York.

     G.  Honorable Undertaking   This Agreement shall be considered an honorable
         ---------------------
     undertaking made in good faith and shall be subject to a liberal construction for the purpose of giving effect to the good faith and honorable intentions of Administrator and Reliance National.

     H.  Promptly   Unless the context and circumstances require action sooner,
         --------
     the term "promptly" in this Agreement shall be defined to mean "within five
     (5) working days".

     I.  Notices   Wherever notice is required under this Agreement, it shall be
         -------
     in writing, and deemed to have been received either when actually received or 3 days after having been sent by certified mail, and addressed:

                                       9
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           1. If to Reliance National:
              ------------------------

              [                                             ]*
              Reliance Integramark
              1145 Sanctuary Parkway, Suite 300
              Alphraretta, Georgia 30004



           2. If to Administrator:
              --------------------

              [                                             ]*
              HealthExtras, LLC
              2275 Research Boulevard
              Rockville, MD 20850

     J. Independent Contractor  This Agreement is not a contract of employment
        ----------------------
     and nothing contained in this Agreement shall be construed to create the relationship of joint venture, partnership, or employer and employee between Reliance National and Administrator.

     Administrator is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgement and discretion with regard to the conduct of business.

     K.  Negotiated Agreement This Agreement has been negotiated by the parties
         --------------------
     and the fact that the initial and final draft shall have been prepared by Reliance National shall not be used in any forum in the construction or interpretation of this Agreement or any of its provisions.

     L.  Entire Agreement This Agreement supersedes all previous agreements,
         ----------------
     whether written or oral, between Reliance National and Administrator, or their predecessors with respect to the Business to be written under this Agreement.

          1. This Agreement may be amended, altered or modified only in writing signed by both parties.

          [                                                 ]*.

     M.  Counterparts  This Agreement may be executed in duplicate counterparts
         ------------
     each of which shall be deemed an original but both of which when taken together shall be deemed one and the same document.

                                       10
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     The Administrator and Reliance National, intending to be bound, have executed this Agreement in duplicate, each of which shall serve as an original:

FOR Administrator:                              FOR Reliance National:


[___________________________                    [______________________
By: ________________________                    By: ___________________
Title: _____________________]*                  Title: ________________]*


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